UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 9, 2006

MC SHIPPING INC.
(Exact Name of Registrant as Specified in Its Charter)

Liberia	1-10231	98-0101881
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Richmond House, 12 Par-la-ville Road, Hamilton HM CX. Bermuda
(Address of Principal Executive Offices) (Zip Code)

441-295-7933
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

(a)   Amendment to Articles of Incorporation

(1)   On June 27, 2006, at a duly constituted Annual Meeting of Shareholders, the holders of a majority of the outstanding shares of the registrant’s common stock approved the deletion of Article SEVENTH, Restrictions upon Indebtedness of the Corporation, from the registrant’s Articles of Incorporation. The registrant’s Articles of Amendment amending the Articles of Incorporation to reflect such deletion became effective on August 7, 2006 upon their filing with the Liberian International Ship and Corporate Registry.

(2)   Article SEVENTH pertains to the removal of restrictions on the registrant’s ability to incur indebtedness and reads as follows:

SEVENTH. Restrictions upon Indebtedness of the Corporation.

(1)   Definitions. For the purposes of this Article SEVENTH the following terms shall have the meanings set forth below:

“Vessels.” Any ocean-going vessel that the Corporation or any subsidiary of the Corporation owns or may acquire.

“Acquisition Cost.” The price at which the Vessels, together with any enhancements (such as existing charters or other contractual benefits appurtenant to the Vessels being acquired) attached to such Vessels, are offered and/or may be obtained by the Corporation or any subsidiary of the Corporation.

(2)   Restrictions. The corporation may incur indebtedness or grant guarantees to secure indebtedness and may secure the repayment thereof by granting to the lender or lenders ship mortgages or other security in one or more Vessels, as determined by the Board of Directors from time to time, provided, however, that if the Corporation seeks to incur indebtedness or grant guarantees for the purpose of financing an acquisition or acquisitions of additional Vessels on a secured basis, the amount the Corporation can borrow on a secured basis shall not exceed 66.7% of the Acquisition Cost of the Vessels for which such secured financing is sought, except that no such limitation shall apply to the incurrence at indebtedness, secured or unsecured, for any other purpose.

The amendment authorizes the registrant’s management, upon due resolution by the Board of Directors, to finance the acquisition of additional vessels by incurring indebtedness, granting guarantees to secure indebtedness and securing the repayment of indebtedness by granting lenders ship mortgages or other security interests in one or more vessels that the registrant or any subsidiary owns or acquires, without limitation on the amount that the registrant can borrow on a secured basis in relation to the acquisition cost of the vessel for which such secured financing is sought. The registrant’s management does not necessarily intend to finance future acquisitions exclusively through such indebtedness. Additional vessels may be acquired through indebtedness, the issuance of shares or a combination of the two. The registrant’s management intends to consider all financing options available to the registrant in arriving at a financing package that best serves the interests of its shareholders.

Pursuant to Instruction B.4. to Form 8-K and applicable regulations and releases, forms of documents and descriptions of arrangements related to the foregoing matters reported under Item 5.03 will be filed as exhibits not later than the registrant’s quarterly report on Form 10-Q applicable to the quarter ending June 30, 2006. All summaries and descriptions of documents, and of amendments thereto, set forth above are qualified in their entirety by the documents themselves, as filed as an exhibit to a later report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MC SHIPPING INC.

Dated: August 9, 2006	By:	/s/ A.S. CRAWFORD
		Name:	Antony S. Crawford
		Title:	Chief Executive Officer
(Principal Executive Officer)